Exhibit 10.57.4

LETTER WAIVER

Dated as of December 8, 2006

To the banks and other financial institutions
or entities (collectively, the “Purchasers”)
party to the Purchase Agreement
referred to below and to Deutsche Bank AG,
New York Branch, as administrative agent (the
“Administrative Agent”) for the Purchasers

Ladies and Gentlemen:

We refer to the Revolving Trade Receivables Purchase Agreement, dated as of September 23, 2005, among Sanmina-SCI Magyarorszag Elektronikai Gyarto Kft and Sanmina-SCI Systems de Mexico, S.A. de C.V., as originators, Sanmina-SCI Corporation (“Sanmina-SCI”) and Sanmina-SCI UK Ltd., as servicers, the Purchasers from time to time party thereto and the Administrative Agent, as amended and restated by the Amended and Restated Revolving Trade Receivables Purchase Agreement, dated as of September 26, 2006, among Sanmina-SCI Magyarorszag Elektronikai Gyarto Kft and Sanmina-SCI Systems de Mexico, S.A. de C.V., as originators, Sanmina-SCI and Sanmina- SCI UK Ltd., as servicers, the Purchasers from time to time party thereto, and the Administrative Agent (as so amended, the “Purchase Agreement”).  Capitalized terms not otherwise defined in this Letter Waiver have the same meanings as specified in the Purchase Agreement.

Section 5.1(a) of the Purchase Agreement requires that the Originators and Servicers deliver to the Administrative Agent “as soon as available, but in any event not later than 90 days after the end of each fiscal year of Sanmina-SCI, a copy of the audited consolidated balance sheet of Sanmina-SCI and its consolidated subsidiaries as at the end of such year and the related audited statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP, or other independent registered public accountants of recognized international standing and without any limitation or qualification on the certification of internal controls required under the SEC rules” (collectively, the “Annual Financial Statements”).

We may be unable to deliver the Annual Financial Statements for the fiscal year ended September 30, 2006 within the 90 day period required under Section 5.1(a).  Such failure to the deliver such Annual Financial Statements within the required period will constitute an Incipient Termination Event under the Purchase Agreement.  This Letter Waiver shall constitute notice of such Incipient Termination Event, should such Incipient Termination Event occur, pursuant to Section 5.6(a) and 6.3(b) of the Purchase Agreement.

Section 7(b) of the Purchase Agreement provides for a Termination Event under the Purchase Agreement if, among other things, any Originator or any Servicer shall default in the observance or performance of any agreement or condition relating to Indebtedness in the aggregate outstanding principal amount of more than $45,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holder or beneficiary of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become payable. Should Sanmina-SCI fail to timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2006, we have been advised that it is a possibility that the trustees in respect of, or the holders of, the 8.125% Senior Subordinated Notes due 2016 issued by Sanmina-SCI and the 6.75% Senior Subordinated Notes due 2013 issued by Sanmina-SCI (collectively, the “Senior Subordinated Notes”) may notify us, in accordance with the respective terms thereof that such failure constitutes a default thereunder and will become an event of default if not cured or waived within the applicable grace period, at which time they may declare such Indebtedness due and payable as a consequence of such failure.

We hereby request that you waive the requirements of Section 5.1(a) and Section 7(e) of the Purchase Agreement, solely for the period commencing on the date first above written through the later to occur of (i) January 10, 2007 and (ii) the earlier of (A) March 31, 2007 and (B) if the required date of delivery of the financial statements for Sanmina-SCI’s fiscal year ended September 30, 2006 under the Senior Subordinated Notes has been extended (by waiver or otherwise) beyond January 10, 2007, the third Business Day preceeding the required date of delivery beyond January 10, 2007 for such financial statements as provided in the initial extension thereof by the respective holders of such Senior Subordinated Notes (the “Waiver Termination Date”), and solely with respect to the delivery of the Annual Financial Statements of Sanmina-SCI for the fiscal year ended September 30, 2006. On the Waiver Termination Date, without any further action by the Administrative Agent and the Purchasers, all of the terms and provisions set forth in the Purchase Agreement with respect to the Incipient Termination Events thereunder that are waived hereunder and not cured prior to the Waiver Termination Date shall have the same force and effect as if this Letter Waiver had not been entered into by the parties hereto, and the Administrative Agent and the Purchasers shall have all of the rights and remedies afforded to them under the Purchase Agreement with respect to such Incipient Termination Events as though no waiver had been granted by them hereunder.

We further request that you waive the requirements of (i) Section 4.2(b) with respect to the representations and warranties contained in Section 3.7 of the Purchase Agreement through the Waiver Termination Date and solely with respect to any defaults under Contractual Obligations arising from the failure of Sanmina-SCI to deliver the financial statements of Sanmina-SCI for the fiscal year ended September 30, 2006 or to file and deliver its Annual Report on Form 10-K for the fiscal quarter ended September 30, 2006, (ii) Section 4.2(b) with respect to the representations and warranties contained in Sections 3.1, 3.2, 3.6 and 3.12 of the Purchase Agreement through the Waiver Termination Date and solely with respect to the review by Sanmina-SCI of its stock option practices, the inquiry by the SEC with respect thereto and the results of the foregoing and the matters referred to in clause (i), and (iii) Section 4.2(c) solely with respect to the Incipient Termination Events for which waivers are granted under this Letter Waiver (it being understood that the Originators may qualify any Purchase Notice with respect to the foregoing clauses (i) through (iii)).

This Letter Waiver and the waivers requested herein shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Letter Waiver executed by us, the Administrative Agent and the Required Purchasers.  This Letter Waiver is subject to the provisions of Section 9.1 of the Purchase Agreement.

The Purchase Agreement and each of the other Transaction Documents, except to the extent of the waiver specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Purchaser or any Agent under any of the Transaction Documents, nor constitute a waiver of any provision of any of the Transaction Documents.

If you agree to the terms and provisions of this Letter Waiver, please evidence such agreement by executing and returning four counterparts of this Letter Waiver to Kathleen D. Rothman at Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road, Palo Alto, CA 94304, Facsimile: (650) 493-6811, Telephone (650) 320-4629 by no later than 5:00 P.M. (New York City time) on December 8, 2006.

This Letter Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Waiver.

This Letter Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

[BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

Very truly yours,

SANMINA-SCI MAGYARORSZAG ELEKTRONIKAI GYARTO KFT

By
Title:

SANMINA-SCI SYSTEMS DE MEXICO, S.A. DE C.V

		By	/s/ [ILLEGIBLE]
Title: Chairman

SANMINA-SCI CORPORATION

		By	/s/ Walter Boileau
			Title:	VP and Corporate Treasurer

SANMINA-SCI UK LTD.

		By	/s/ [ILLEGIBLE]
Title: Director

Agreed as of the date first above written:

Deutsche Bank AG, New York Branch, as Administrative Agent and as Purchaser

By	/s/ [ILLEGIBLE]
Title: Vice President

By	/s/ [ILLEGIBLE]
Title: Associate